As filed with the Securities and Exchange Commission on August 28, 2008
Registration No. 333-127744

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BOIS D’ARC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-1268553 (I.R.S. Employer Identification No.)
625 East Kaliste Saloom Rd.
Lafayette, LA 70508
(337) 237-0470
(Address of principal executive offices, including zip code)

BOIS D’ARC ENERGY, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Andrew L. Gates, III
Senior Vice President, Secretary and General Counsel
Stone Energy Corporation
625 East Kaliste Saloom Rd.
Lafayette, LA 70508
(337) 237-0470
(Name, address and telephone number of agent for service)
copy to:
Shelley A. Barber
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
(212) 237-0000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.
See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (check one:)

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration Number 333-127744) filed by the Company on August 22, 2005 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) registering 4,910,950 shares of common stock, par value $0.01 per share (the “Common Stock”), of Bois d’Arc Energy, Inc. (“Bois d’Arc”) under the Bois d’Arc Energy, Inc. Amended and Restated Long-Term Incentive Plan.
     On August 28, 2008, pursuant to an Agreement and Plan of Merger, dated as of April 30, 2008, among Bois d’Arc, Stone Energy Corporation, a Delaware corporation (“Parent”), and Stone Energy Offshore, L.L.C., a Delaware limited liability company and wholly owned subsidiary of Parent (“Stone Offshore”), Bois d’Arc merged with and into Stone Offshore (the “Merger”) with Stone Offshore surviving the Merger as a wholly-owned subsidiary of Parent.
     On August 28, 2008 Stone Offshore (as successor to Bois d’Arc) filed a certification and notice of termination on Form 15 with respect to the Common Stock. As a result of the Merger, all offerings of Bois d’Arc securities pursuant to the Registration Statement have been terminated. Accordingly, Stone Offshore (as successor to Bois d’Arc) hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on the 28th day of August, 2008.

STONE ENERGY OFFSHORE, L.L.C.
By:	Stone Energy Corporation
its Sole Member

By:	/s/ Andrew L. Gates, III
Andrew L. Gates, III
Senior Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of Stone Energy Corporation as the Sole Member of Stone Energy Offshore, L.L.C., as the successor to the Registrant, and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David H. Welch	President and Chief Executive Officer and Director	August 28, 2008
David H. Welch	(Principal Executive Officer)

/s/ Kenneth H. Beer	Senior Vice President and Chief Financial Officer	August 28, 2008
Kenneth H. Beer	(Principal Financial Officer)

/s/ J. Kent Pierret	Senior Vice President, Chief Accounting	August 28, 2008
J. Kent Pierret	Officer and Treasurer (Principal Accounting Officer)

/s/ David R. Voelker David R. Voelker	Director	August 28, 2008

/s/ Kay G. Priestly Kay G. Priestly	Director	August 28, 2008

/s/ Donald E. Powell Donald E. Powell	Director	August 28, 2008

Signature	Title	Date

/s/ George R. Christmas George R. Christmas	Director	August 28, 2008

/s/ John P. Laborde John P. Laborde	Director	August 28, 2008

/s/ Richard A. Pattarozzi Richard A. Pattarozzi	Director	August 28, 2008

/s/ Robert A. Bernhard Robert A. Bernhard	Director	August 28, 2008